EXHIBIT 99.1
                                                                    ------------

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                        ON FINANCIAL STATEMENT SCHEDULE



To the Board of Directors and Shareholders
Signature Eyewear, Inc.

Our audits of the financial statements of Signature Eyewear, Inc. referred to in our report dated January 18, 2008 appearing in Item 8 in this Annual Report on Form 10-K also included an audit of the financial statement schedule listed in item 15(a) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related financial statements.




/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
January 18, 2008

                                                         SIGNATURE EYEWEAR, INC.
                                 VALUATION AND QUALIFYING ACCOUNTS - SCHEDULE II
                                                 For the Years Ended October 31,

================================================================================



                                                              Additions      Additions
                                                 Balance,    (Deductions)   (Deductions)       Balance,
                                                Beginning     Charge to         from             End
                                                 of Year      Operations      Reserve          of Year
                                              ------------   ------------   ------------    ------------
ALLOWANCE FOR DOUBTFUL ACCOUNTS
      OCTOBER 31, 2007                        $     57,373   $    115,090   $   (119,627)   $     52,836
                                              ============   ============   ============    ============

      OCTOBER 31, 2006                        $    141,603   $         --   $    (84,230)   $     57,373
                                              ============   ============   ============    ============

      OCTOBER 31, 2005                        $    228,807   $         --   $    (87,204)   $    141,603
                                              ============   ============   ============    ============


RESERVES FOR SLOW MOVING INVENTORIES
      OCTOBER 31, 2007                        $         --   $         --   $         --    $         --
                                              ============   ============   ============    ============

      OCTOBER 31, 2006                        $         --   $         --   $         --    $         --
                                              ============   ============   ============    ============

      OCTOBER 31, 2005                        $         --   $         --   $         --    $         --
                                              ============   ============   ============    ============


VALUATION ALLOWANCE FOR DEFERRED TAX ASSETS
      OCTOBER 31, 2007                        $  7,381,800   $  2,090,634   $ (4,366,634)   $  5,105,800
                                              ============   ============   ============    ============

      OCTOBER 31, 2006                        $  6,986,000   $    557,975   $   (162,175)   $  7,381,800
                                              ============   ============   ============    ============

      OCTOBER 31, 2005                        $  8,294,000   $    297,933   $ (1,605,933)   $  6,986,000
                                              ============   ============   ============    ============


RESERVES FOR CUSTOMER RETURNS
      OCTOBER 31, 2007                        $    300,309   $         --   $         --    $    300,309
                                              ============   ============   ============    ============

      OCTOBER 31, 2006                        $    290,810   $         --   $      9,499    $    300,309
                                              ============   ============   ============    ============

      OCTOBER 31, 2005                        $    302,045   $         --   $    (11,235)   $    290,810
                                              ============   ============   ============    ============